UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2023

Entera Bio Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Israel	001-38556	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

KIRYAT HADASSAH, MINRAV BUILDING – FIFTH FLOOR, JERUSALEM, Israel 9112002
(Address of principal executive offices) (Zip Code)

+972-2-532-7151
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value of NIS 0.0000769	ENTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing rule or Standard; Transfer of Listing.

On June 29, 2023, Entera Bio Ltd., a company organized under the laws of the State of Israel (the “Company”), received a notice (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”), stating that the Company’s ordinary shares, par value of NIS 0.0000769 per share (the “ordinary shares”), fail to comply with the $1.00 minimum bid price requirement for continued listing on Nasdaq in accordance with Nasdaq Listing Rule 5550(a)(2) based upon the closing bid price of the ordinary shares for the 30 consecutive business days prior to the date of the Notice.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial compliance period of 180 calendar days, or until December 26, 2023, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the ordinary shares must be at least $1.00 for at least 10 consecutive business days (with such compliance period extendable at the discretion of Nasdaq) prior to December 26, 2023. Nasdaq would then provide a written confirmation of compliance and the matter will be closed.

If the Company is unable to regain compliance by December 26, 2023, the Company may be eligible for an additional 180 calendar day compliance period to demonstrate compliance with the minimum bid price requirement. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the minimum bid price requirement, and will need to provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary, and it must otherwise appear to Nasdaq that the Company is capable of curing the deficiency. If the Company does not qualify for the second compliance period or fails to regain compliance during the second 180 calendar day period, then Nasdaq will notify the Company of its determination to delist the ordinary shares, at which point the Company would have an opportunity to appeal the delisting determination to a Hearings Panel.

The Company will monitor the closing bid price of its ordinary shares.  Receipt of the Notice has no effect on the Company’s business operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERA BIO LTD.

Date: June 30, 2023	By:	/s/ Miranda Toledano
Name: Miranda Toledano Title: Chief Executive Officer